8% PROMISSORY NOTE

$50,000.00	Date: February 12, 2013

FOR VALUE RECEIVED, SAVVY BUSINESS SUPPORT, INC., a Nevada corporation, (“Maker”), promises to pay Anatom Associates SA (“Holder”), in lawful money of the United States, the principal sum of Fifty Thousand Dollars ($50,000.00), plus interest thereon (the “Note”) from the date of issuance until paid in full, as set forth below.

1.	Interest Rate

Interest on the principal sum of this Note shall accrue at the rate of eight percent (8%) per annum, compounded annually, based on a 365-day year and the actual number of days elapsed. Interest shall be payable by Maker on an annual basis and, except as provided in Paragraph 2 below, shall not be forgiven.

2.	Payments/Forgiveness

The entire principal sum and all accrued but unpaid interest and any other sums payable hereunder shall be due and payable in full on the one year anniversary date of the date hereof. All payments hereunder shall be applied first to interest then to principal.

3.	Prepayment

The Maker may prepay all or any portion of the principal of this Note at any time and from time to time without premium or penalty. Any such prepayment shall be applied against the installments of principal due under this Note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

4.	Application of Payments

All payments received by Holder shall be applied first to accrued interest, then to other charges due with respect to this Note, and then to then-unpaid principal balance.

5.	Cancellation of Note.

Upon the repayment by the Maker of all of its obligations hereunder to the Holder, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.

6.	Severability.

If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

7.	Default and Remedies

a.	Default

Maker will be in default under this Note if (i) Maker fails to make a payment of principal and/or interest hereunder when due; or (ii) Maker breaches any other covenant or agreement under this Note; or (iii) Maker defaults under any other provision of this Note or under any guarantee or other agreement providing security for the payment of this Note; or (iv) Maker breaches any representation or warranty under this Note or any such guarantee or other agreement; or (v) there occurs the liquidation, dissolution, death or incompetency of the Maker or any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Note; or (vi) there occurs the sale of a material portion of the business and assets of the Maker or any corporation, partnership or other entity guaranteeing or providing security for the payment of this Note; or (vii) there occurs the making of any assignment for the benefit of creditors by the Maker or by any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this Note; or (viii) Maker is declared to be in default by a court of competent jurisdiction or by an arbitrator for any reason.

b.	Remedies

Upon Maker’s default, Holder may (i) upon fifteen (15) days’ written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all remedies provided under applicable law. The Holder’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Holder under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Holder contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. No remedy conferred under this Note upon the Holder is intended to be exclusive of any other remedy available to the Holder, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Holder of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Holder to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Holder under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Holder. The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Maker therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

8.	Waivers

a.	Maker, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of dishonor of this Note. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Note, shall affect the original liability of Maker under this Note, even if Maker is not a party to such agreement. Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

b.	The failure or delay by Holder in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. Holder may not waive any of its rights except by an instrument in writing signed by the holder.

9.	Miscellaneous

a.	Maker shall pay all costs, including, without limitation, reasonable attorneys’ fees and costs incurred by Holder in collecting the sums due hereunder, whether or not any legal action is actually filed, litigated or prosecuted to judgment or award. In the event of any action or legal proceeding concerning this Note or the enforcement of any rights hereunder, Holder shall be entitled to, in addition to any other relief to which Holder may be entitled, all legal and court costs and expenses, including reasonable attorneys’ fees, incurred by Holder in connection with such action.

b.	This Note may be modified only by a written agreement executed by Maker and Holder.

c.	This Note and the obligations of the undersigned shall be governed in all respects by and construed in accordance with the laws of the State of Nevada. This Note shall be deemed a contract made under the laws of the State of Nevada and the validity of this Note and all rights and liabilities hereunder shall be determined under the laws of said State. For purposes of any proceeding involving this Note or any of the obligations of the undersigned, the undersigned hereby submits to the non-exclusive jurisdiction of the courts of the State of Nevada having jurisdiction in the State of Nevada, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non conveniens. The undersigned agrees not to bring any action or other proceeding with respect to this Note or with respect to any of its obligations in any other court unless such courts of the State of Nevada determine that they do not have jurisdiction in the matter.

d.	The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

e.	Time is of the essence with respect to all matters set forth in this Note.

f.	If this Note is destroyed, lost or stolen, Maker will deliver a new Note to Holder on the same terms and conditions as this Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Holder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

g.	All payments of principal and interest shall be made in lawful currency of the United States of America to the Holder at the address shown above or to a different location upon receipt of written notice from the Holder.

h.	The Maker agrees to pay on demand (i) all expenses (including, without limitation, legal fees and disbursements) incurred in connection with the negotiation and preparation of this Note and any documents in connection with this Note, and (ii) all expenses of collecting and enforcing this Note and any guarantee or collateral securing this Note, including, without limitation, expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

i.	The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part of this Note.

j.	This Note may not be amended without the written approval of Holder and Maker.

k.	None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

l.	Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

m.	As a material inducement for the Holder to loan to the Maker the monies hereunder, the Maker hereby waives any right to trial by jury in any legal proceeding related in any way to this agreement and/or any and all of the other documents associated with this transaction.

n.	This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

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IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date set forth above.

NOTE MAKER:

Savvy Business Support, Inc.

By:	/s/ Virginia K. Sourlis
Name:	Virginia K Sourlis
Title:	President and Chief Executive Officer